Exhibit 10.3

LICENSING AND SERVICES AGREEMENT

This Licensing and Services Agreement (“Agreement”) is made and entered into as of the 5th day of March, 2018 (“Effective Date”), by and between ETF Managers Capital LLC (“ETFMC”), a Delaware limited liability company with its principal place of business at 30 Maple Street, Suite 2, Summit, NJ 07901 and Breakwave Advisors LLC (“Breakwave”) a Delaware limited liability company with its principal place of business at 2 South End Avenue, TH3, New York, New York 10280.

WHEREAS, ETFMC is a registered commodity pool operator and commodity trading advisor which is organizing and will operate the Breakwave Dry Bulk Shipping ETF (the “Fund”), a series of the ETF Managers Group Commodity Trust I, a Delaware series trust. The Fund will offers its units to the public, and the units will be traded on a national securities exchange; and

WHEREAS, ETFMC desires to license the use of a model portfolio that is owned, maintained and published by Breakwave (the “Benchmark”); and

WHEREAS, Breakwave is willing to license the use of the Benchmark under the terms of this Agreement;

WHEREAS, ETFMC wishes to retain Breakwave to provide certain commodity trading services in connection with the operation of the Fund and Breakwave is registered with the National Futures Association as a commodity trading adviser and is willing to provide such services under the terms of this Agreement; and

NOW, THEREFORE, in consideration of the foregoing, and in reliance upon the mutual promises contained in this Agreement, the parties, intending to be legally bound, agree as follows:

1.       LICENSE

(a) Subject to the terms and conditions of this Agreement, Breakwave hereby grants to ETFMC and the Fund a non-transferable, non-exclusive license: (i) to use the Benchmark as the basis, or a component, of the Fund, and (ii) subject to this Article, to reproduce, modify and create derivative works from any information provided to ETFMC by Breakwave, in each case solely in connection with the marketing, promotion and sale of the Fund and its shares and in connection with making such disclosure about the Fund as ETFMC deems necessary or desirable under any applicable laws, rules or regulations in order to indicate the source of the Benchmark (“License”). Breakwave reserves all rights with respect to the Benchmark except those expressly licensed to ETFMC hereunder; however, Breakwave shall not grant any license or sublicense permitting the use of the Benchmark for an exchange-traded fund on any U.S. or foreign securities exchange by any party other than ETFMC or the Fund for as long as this Agreement remains in effect and for six (6) months following the termination of this Agreement if a termination has occurred other than pursuant to a voluntary termination by ETFMC under the terms of this Agreement.

(b) ETF Managers Capital acknowledges that, as between ETFMC and Breakwave, the Benchmark is the exclusive property of Breakwave, and that the Benchmark and its compilation and composition and change therein are in the control of Breakwave. Breakwave warrants and represents that ETFMC does not need to obtain a license from any person (other than the License provided herein) with respect to the use of the Benchmark or the exercise of rights under the License.

2.       SERVICES

During the term of this Agreement, Breakwave shall maintain, and publish the Benchmark in accordance with the terms of this Agreement and consistent with (i) the Fund’s investment objective, strategies, policies, and limitations as all are described in the Fund’s then-current prospectus and (ii) with any other regulatory requirements applicable to the Fund. In addition, Breakwave shall provide to ETFMC and the Fund, as applicable, services, including but not limited, to general consultation regarding the calculation, maintenance, and publication of the Benchmark, anticipated changes to the Benchmark and the nature of the Benchmark’s current or anticipated components and other such services as the parties to this Agreement may subsequently determine, as permitted by applicable law and exchange rules. Breakwave also agrees to use all commercially reasonable efforts to assist in the dissemination of the Benchmark’s data (to include, but not limited to, its components and such components value) as required by applicable securities laws and exchange rules.

During the term of this Agreement, Breakwave shall also (a) provide general advice regarding the markets for and trading in commodity interests, (b) provide such information and data as may reasonably be requested by ETFMC regarding the principals of Breakwave and the Benchmark for inclusion in regulatory filings and marketing materials for the Fund, (c) furnish an investment program in respect of, make investment decisions for, and place all orders for the purchase and sale of futures contracts, forward contracts, options on futures contracts and other commodity interests and securities issued by the United States Department of the Treasury, all on behalf of the Fund and as described in the Fund’s registration statement on Form S-1 as declared effective by the United States Securities and Exchange Commission (the “Registration Statement”), consistent with the investment objectives and restrictions of the Fund described therein and (d) make reasonably available upon adequate notice speakers for Fund marketing events and persons to be interviewed by the press who can describe the Benchmark and its maintenance (the “Services”).

Breakwave and Breakwave’s affiliates, including their respective partners, directors, members, stockholders, officers and employees (together, Breakwave’s “Affiliates”) shall not engage in management, investment, or commodity trading activities, as the general partner, managing member, investment adviser, commodity trading advisor or otherwise for an exchange-traded fund (as defined below) that bases its return by reference to the Benchmark or a Substantially Similar Benchmark (as defined below), for as long as they are parties to this Agreement, and for six (6) months following the termination of this Agreement. “Substantially Similar Benchmark” shall mean a benchmark with all of the following criteria: (i) it is created by Breakwave or any of its Affiliates; and (ii) its components consist of exchange cleared futures contracts and/or options on futures on the cost of shipping dry bulk freight. “Exchange-traded fund” shall mean a fund open to the public and traded on a U.S. or foreign securities exchange whose net asset value is calculated daily and which trades throughout the trading day, and which does not invest in securities.

3.       FEES

For the Services provided hereunder, ETFMC shall cause the Fund to pay Breakwave an advisory fee as set forth in the fee schedule attached as Exhibit A to this Agreement.

4.       TERM AND TERMINATION

(a) This Agreement shall commence on the Effective Date and remain in effect for a period of two (2) years therefrom (“Initial Term”), unless earlier terminated by either Breakwave or ETFMC in accordance with this Article 4(b). After the Initial Term, this Agreement shall continue for successive one-year periods unless terminated by either such party as of the end of an annual period by providing written notice as provided in Article 4(b) prior to such termination and prior to the end of the annual period.

(b) If a party (the “Breaching Party”) is in material breach of any terms of this Agreement, either Breakwave or ETFMC as the case may be (the “Non-Breaching Party”), may so notify the Breaching Party in writing, specifying the nature of the breach in reasonable detail. The Breaching Party shall have thirty (30) calendar days from delivery of that notice to correct the breach; provided that if the breach is not cured within the identified time period, the Non-Breaching Party may terminate this Agreement at any time after the thirty (30) days’ written notice to the Breaching Party. Either party may terminate this Agreement upon thirty (30) days’ written notice to such other party in the event that the party is dissolved or its existence is terminated; becomes insolvent or bankrupt or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; makes a voluntary assignment or transfer of all or substantially all of its property; has a custodian, trustee, or receiver appointed for it, or for all or substantially all of its property; has bankruptcy, reorganization, arrangements, insolvency or liquidation proceedings, or other proceedings for relief under any bankruptcy or similar law for the relief of debtors, instituted by or against it, and, if instituted against it, any of the foregoing is allowed or consented to by the other party or is not dismissed within sixty (60) days after such institution.

(d) No fees under Article 3 of this Agreement will be payable to Breakwave after termination of this Agreement as set forth in this Article 4 except any outstanding fees. The fee for the month in which this Agreement is terminated will be pro rated based on the number of days in the month during which the Agreement was in effect.

5.       INDEMNIFICATION

(a) ETFMC shall indemnify, defend and hold Breakwave and its affiliates, members, directors, officers, shareholders, employees, representatives, agents, attorneys, successors and assigns (collectively, the “Breakwave Indemnified Parties”) harmless from and against any and all claims, liabilities, obligations, judgments, causes of action, costs and expenses (including reasonable attorneys’ fees) (collectively, “Losses”) arising out of any material breach of this Agreement by ETFMC or any disclosure in the Registration Statement (except disclosure about Breakwave or the Benchmark that has been specifically approved by Breakwave), other than a case in which Breakwave is obligated to indemnify ETFMC under Article 5(b) and except to the extent Losses are the result of any grossly negligent act or omission of Breakwave.

(b) Breakwave shall indemnify, defend and hold ETFMC and its affiliates, members, directors, officers, shareholders, employees, representatives, agents, attorneys, successors and assigns (collectively, the “ETFMC Indemnified Parties”) harmless from and against any and all Losses arising out of (i) any material breach of this Agreement by Breakwave, (ii) any disclosure in the Registration Statement of the Fund about Breakwave or the Benchmark that has been specifically approved by Breakwave, (iii) any claim that Breakwave does not possess all rights necessary to grant the License granted by this Agreement, or (iv) the gross negligence, recklessness or willful misconduct of ETFMC in providing Services under this Agreement.

(c) Except as otherwise expressly provided herein, in no event shall either Breakwave or ETFMC be liable for any indirect, incidental, special or consequential damages, even if the party or an authorized representative thereof has been advised of the possibility of such damages. The federal securities laws impose liabilities under certain circumstances on persons who act in good faith; thus, nothing in this Agreement shall in any way constitute a waiver or limitation on any rights which a party may have under the federal securities laws.

(d) Promptly after receipt by any Indemnified Party of notice of the commencement of any action, the Indemnified Party shall, if indemnification is to be sought against the other party (the “Indemnifying Party”) under this Article 5, notify the Indemnifying Party in writing of the commencement thereof, but the omission to notify the Indemnifying Party shall relieve the Indemnifying Party from liability hereunder only to the extent that such omission results in the forfeiture by the Indemnifying Party of rights or defenses with respect to such action. In any action or proceeding, following provision of proper notice by the Indemnified Party of the existence of such action, the Indemnified Party shall be entitled to participate in any such action and to assume the defense thereof, with counsel of its choice, and after notice from the Indemnifying Party to the Indemnified Party of the Indemnified Party’s election to assume the defense of the action, the Indemnifying Party shall not be liable to such Indemnified Party hereunder for any attorneys’ fees subsequently incurred by the Indemnified Party. The Indemnified party shall cooperate in the defense of settlement of claims so assumed. The Indemnifying Party shall not be liable hereunder for the settlement by the Indemnified Party for any claim or demand unless it has previously approved the settlement or it has been notified of such claim or demand and has failed to provide a defense in accordance with the provisions hereof. Without limiting the foregoing, in no event may either party make any admission of liability by or on behalf of the other party without such other party’s express prior written consent.

6.       REPRESENTATIONS AND WARRANTIES

(a)	Each party represents and warrants that it has full power and authority to enter into and perform its obligations under this Agreement.

(b) Breakwave represents and warrants that it has the right to grant licenses under the Benchmark and that to its knowledge use of the Benchmark by ETFMC as provided herein shall not infringe any trade name, trademark, trade dress, copyright, other proprietary right, or contractual right of any person not a party to this Agreement..

(c) ETFMC agrees to include the following disclosure or the substance thereof in the Fund’s prospectus:

“The Benchmark Portfolio is the exclusive property of Breakwave, which has licensed the use of the Benchmark Portfolio for use by ETFMC. Breakwave is solely responsible for determining the securities included in, and the calculation of, the Benchmark Portfolio. Neither Breakwave nor its affiliates make any representation regarding the appropriateness of the Fund’s investments for the purpose of tracking the performance of the Benchmark Portfolio or otherwise.”

(d) ETFMC represents and warrants that both ETFMC and the Fund shall not commit any material violation of any applicable law or regulation, including but not limited to banking, commodities and securities laws.

(e) Breakwave represents and warrants that Breakwave shall not commit any material violation of any applicable law or regulation, including but not limited to banking, commodities and securities laws.

7.       GENERAL

(a) CTA. Breakwave is registered as a commodity trading advisor with the U.S. Commodity Futures Trading Commission, and is a member of the National Futures Association.

(b) Captions Not Determinative. Titles and paragraph headings herein are for convenient reference only and are not part of this Agreement.

(c) Independent Contractors. Breakwave and ETFMC are independent contractors to one another. Nothing in this Agreement shall be construed to create a partnership, joint venture or agency relationship between ETFMC, on the one hand, and Breakwave on the other hand.

(d) Force Majeure. No party shall be in default or otherwise liable for any delay in or failure of its performance under this Agreement where such delay or failure arises by reason of any act of God, or any government or any governmental body, any act of war or terrorism, the elements, strikes or labor disputes, or other similar or dissimilar cause beyond the control of such party.

(e) Notice. All notices, including notices of address changes, required to be sent hereunder shall be in writing and shall be deemed to have been given when mailed by registered or certified mail, postage prepaid to the appropriate address below:

If to ETFMC:

ETF Managers Capital, LLC

2nd floor

30 Maple Street

Summit, NJ 07901

If to Breakwave:

2 South End Ave., TH3

New York, NY 10280

(e) Severability. In the event that any provision of this Agreement is held invalid by a court with jurisdiction over the parties, such provision shall be deemed to be restated to be enforceable, in a manner which reflects, as nearly as possible, the intent and economic effect of the invalid provision in accordance with applicable law. The remainder of this Agreement shall remain in full force and effect.

(f) Waiver. The waiver by any party of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach.

(g) Modification. No representation or promise hereafter made, nor any modification or amendment of this Agreement, shall be binding unless in writing and executed by duly authorized agents of all parties affected by the modification or amendment.

(h) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same document.

(i) Assignment. Breakwave may not assign this Agreement or any of the rights or obligations granted hereunder without the prior written consent of ETFMC (except to an affiliate under common control), and ETFMC may not assign this Agreement or any of the rights or obligations granted hereunder without Breakwave’s prior written consent.

(j) Governing Law. This Agreement shall be governed by and construed solely and exclusively in accordance with the laws of the State of New Jersey without reference to its conflicts of law principles and both parties submit to exclusive jurisdiction in the State of New Jersey

(k) Survival. The terms of Articles 4 and 6 shall survive the expiration or termination of this Agreement.

(l) Authority. The person signing this Agreement on behalf of each party has been properly authorized and empowered to execute agreements such as this Agreement on behalf of such party.

(m) Entire Agreement. This Agreement and any Exhibits constitute the complete agreement between the parties and supersede all previous or contemporaneous agreements, proposals, understandings, and representations, written or oral, with respect to the subject matter addressed herein.

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS BROCHURE OR ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS BROCHURE OR ACCOUNT DOCUMENT.

IN WITNESS WHEREOF, the parties have entered into this Agreement, and intend to be legally bound by it, as of the Effective Date.

Breakwave Advisors LLC

/s/ John Kartsonas

John Kartsonas

Printed name

ETF Managers Capital LLC

/s/ Samuel Masucci III

Samuel Masucci III

Printed name

EXHIBIT A

Fee Schedule

In payment for the Services to be rendered by Breakwave, the Fund shall pay to Breakwave a fee, which fee shall be paid to Breakwave on a monthly basis not later than the fifteenth business day of the month following the month in which said services were rendered. The fee payable by the Fund shall be 1.45% per annum of the average of the Fund’s net asset value as determined as at the close of each business day of the month. Breakwave has agreed to waive its CTA Fee so that the Fund’s total annual expenses do not exceed 3.5% per annum through February 28, 2019 as detailed in the prospectus.

For the month and year in which this Agreement becomes effective or terminates, there shall be an appropriate proration of the fee on the basis of the number of days that the Agreement is in effect during the month and year, respectively.